Exhibit 23




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the use of our report dated March 14, 1997, except for the Subsequent Events Note, as to which date is April 8, 1997, included in the Annual Report on Form 10-K of American Stores Company for the year ended February 1, 1997, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.





                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Salt Lake City, Utah
January 28, 1998